UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): May 13, 2020

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 13, 2020, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended March 31, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated May 13, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2020

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and
Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Gene Bertcher (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports First Quarter 2020 Results

DALLAS--(May 13, 2020)--New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based oil and gas company, today reported Results of Operations for the first quarter ended March 31, 2020.

During the three months ended March 31, 2020, the Company reported a net loss applicable to common shares for the three months ended March 31, 2020 of ($97,000) or $0.00 per share, compared to net income of $126,000 or ($0.02) per share for the three months ended March 31, 2019.

For the three months ended March 31, 2020, the Company recorded oil and gas revenues of $125,000 as compared to $180,000 for the comparable period of 2019. The reduction was principally due to the dollar amount per barrel for oil and MCF for gas the Company received from the sale of natural gas.

For the three months ended March 31, 2020, the Company recorded oil and gas operating expenses of $178,000 as compared to $179,000 for the comparable period of 2019.

For the three months ended March 31, 2020, corporate general & administrative expenses were $104,000 as compared to $88,000 for the comparable periods in 2019. The increase was due, for the most part, to consulting fees paid by the Company regarding oil and gas matters.

For the three months ended March 31, 2019 the Company recorded a one-time gain of $153,000 which was reflected as other income.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based oil and gas company which owns oil and gas wells and mineral leases in Ohio and in West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com.

NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2020	December 31, 2019
Assets	(Unaudited)	(Audited)

Current assets
Cash and cash equivalents	$27	$22
Accounts receivable from oil and gas sales	56	73
Current portion note receivable (including $3,950 and $4,005 in 2020 and 2019 from related parties	3,990	4,046
Other current assets	38	—
Total current assets	4,111	4,141

Oil and natural gas properties (full cost accounting method)
Proved developed and undeveloped oil and gas properties, net of depletion	735	767

Property and equipment, net of depreciation
Land, buildings and equipment - oil and gas operations	665	668

Note Receivable	204	214

Total assets	$5,715	$5,790

NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(dollars in thousands, except par value amount)

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $243 and $180 due to related parties in 2020 and 2019)	$367	$355
Accrued expenses	55	35
Current portion of long term debt	40	44
Total current liabilities	462	434

Long-term debt
Notes payable less current portion	171	177
Asset retirement obligation	2,770	2,770
Total liabilities	3,403	3,381

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000
shares; issued and outstanding, 5,131,934 and 2,036,935 shares
at March 31, 2020 and December 31, 2019	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(61,319)	(61,222)

Total shareholders' equity	2,312	2,409

Total liabilities & equity	$5,715	$5,790

NEW CONCEPT ENERGY, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(amounts in thousands, except per share data)

	For the Three Months ended March 31,
	2020	2019
Revenue
Oil and gas operations, net of royalties	$125	$180
Total Revenues	125	180

Operating expenses
Oil and gas operations	178	179
Corporate general and administrative	104	88
Total Operating Expenses	282	267
Operating earnings (loss)	(157)	(87)

Other income (expense)
Interest income	64	65
Interest expense	(4)	(5)
Other income (expense), net	—	153
Expense	60	213

Earnings (loss) applicable to common shares	(97)	126

Net income (loss) per common share-basic and diluted	$0.01	$0.02

Weighted average common and equivalent shares outstanding - basic	5,132	5,132